Exhibit 10.13

Equity Interest Pledge Agreement

This Equity Interest Pledge Agreement (this “Agreement”) is made and entered into by and among the Parties below as of                     :

Party A:	(“Pledgee”), a Cayman Islands company limited by shares with its registered address at P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands;

Party B:	(“Pledgor”), a citizen of with Identification No.: ; and

Party C:	(the “Company”), a company with its registered address at .

In this Agreement, each of Pledgee, Pledgor and the Company shall be referred to as a “Party” respectively, and they shall be collectively referred to as the “Parties.”

Whereas:

1.	Pledgor is a citizen of who as of the date hereof holds % of the equity interest in the Company. The Company acknowledges the respective rights and obligations of Pledgor and Pledgee under this Agreement, and intends to provide any necessary assistance in connection with the performance of this Agreement.

2.	(“Singapore Entity”), a wholly owned subsidiary of Pledgee, and the Company have entered into the Exclusive Business Cooperation Agreement (as defined below); the Company, Pledgee and Pledgor have entered into the Exclusive Option Agreement (as defined below); Pledgor has executed the Power of Attorney (as defined below) in favor of Pledgee; and Pledgee and Pledgor have entered into the Loan Agreement (as defined below).

3.	To ensure that the Company and Pledgor fully perform their obligations under the Exclusive Business Cooperation Agreement, the Exclusive Option Agreement, the Loan Agreement and the Power of Attorney, Pledgor hereby pledges to the Pledgee all of the equity interest that Pledgor holds in the Company as security for the Company’s and Pledgor’s obligations under the Exclusive Business Cooperation Agreement, the Exclusive Option Agreement, the Loan Agreement and the Power of Attorney.

4.	The Parties wish to enter into this Agreement to confirm, approve and ratify the transactions between the Parties with respect to the subject matter hereof since the Effective Time (as defined below).

To perform the provisions of the Transaction Documents (as defined below), the Parties have mutually agreed to execute this Agreement upon the following terms.

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1.	Definitions

Unless otherwise provided herein, the terms below shall have the following meanings:

1.1	Pledge: shall refer to the security interest granted by Pledgor to Pledgee pursuant to Section 2 of this Agreement, i.e., the right of Pledgee to be paid in priority with the Equity Interest based on the monetary valuation that such Equity Interest is converted into or from the proceeds from auction or sale of the Equity Interest.

1.2	Equity Interest: shall refer to % of the equity interest in the Company currently held by Pledgor, and all of the equity interest in the Company hereafter acquired by Pledgor.

1.3	Term of Pledge: shall refer to the term set forth in Section 3 of this Agreement.

1.4	Transaction Documents: shall refer to (i) an exclusive business cooperation agreement entered into by and between the Company and Singapore Entity as of (the “Exclusive Business Cooperation Agreement”), (ii) an exclusive option agreement entered into by and among the Company, Pledgee and Pledgor as of (the “Exclusive Option Agreement”), (iii) a loan agreement entered into by and between Pledgee and Pledgor as of (the “Loan Agreement”), (iv) a power of attorney executed by Pledgor as of (the “Power of Attorney”) and any modification, amendment and restatement to the aforementioned documents.

1.5	Contract Obligations: shall refer to all the obligations of Pledgor under the Exclusive Option Agreement, the Power of Attorney, the Loan Agreement and this Agreement; and all the obligations of the Company under the Exclusive Business Cooperation Agreement, the Exclusive Option Agreement and this Agreement.

1.6	Secured Indebtedness: shall refer to the Loans (as defined in the Loan Agreement) under the Loan Agreement and all the direct, indirect, incidental and consequential losses, and losses of anticipated profits, suffered by Pledgee, incurred as a result of any Event of Default. The amount of such loss shall be calculated in accordance with the reasonable business plan and profit forecast of Pledgee, the management and service fees payable to Singapore Entity under the Exclusive Business Cooperation Agreement, and all expenses occurred in connection with enforcement by Pledgee of Pledgor’s and/or the Company’s Contract Obligations, etc.

1.7	Event of Default: shall refer to any of the circumstances set forth in Section 7 of this Agreement.

1.8	Notice of Default: shall refer to the notice issued by Pledgee in accordance with this Agreement declaring an Event of Default.

2.	Pledge

2.1	Pledgor agrees to pledge the Equity Interest as security for performance of the Contract Obligations and payment of the Secured Indebtedness pursuant to this Agreement. The Company hereby assents that Pledgor pledges the Equity Interest to the Pledgee pursuant to this Agreement.

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2.2	During the term of the Pledge, Pledgee is entitled to receive dividends and other distributions distributed on the Equity Interest. Pledgor may receive dividends distributed on the Equity Interest only with prior written consent of Pledgee. Dividends received by Pledgor on Equity Interest after deduction of the individual income tax paid by Pledgor shall be, as required by Pledgee, (1) deposited into an account designated and supervised by Pledgee and used to secure the Contract Obligations and pay the Secured Indebtedness prior and in preference to make any other payment; or (2) unconditionally donated to Pledgee or any other person designated by Pledgee to the extent permitted under the applicable laws.

2.3	Pledgor may subscribe for a capital increase in the Company only with the prior written consent of Pledgee. Any equity interest obtained by Pledgor as a result of Pledgor’s subscription of the increased registered capital of the Company shall also be deemed as Equity Interest. Furthermore, the following shall, without need for any act or deed, form part of the Equity Interest under the terms hereof:

2.3.1	All shares of stock, if any, arising from stock splits and reverse splits involving the Equity Interest, as well as stock dividends declared on the Equity Interest, all shares of stock or other securities arising or derived from the exercise of stock rights, or warrants attributable to the Equity Interest;

2.3.2	Any and all replacements, substitutions, additions, increases and accretions to the Equity Interest now or hereafter existing; and

2.3.3	Any and all shares of the capital stock of the Company to be hereafter acquired by the Pledgor.

2.4	In the event that the Company is required by the applicable laws to be liquidated or dissolved, any interest distributed to Pledgor upon the Company’s dissolution or liquidation shall, upon the request of the Pledgee, be (1) deposited into an account designated and supervised by Pledgee and used to secure the Contract Obligations and pay the Secured Indebtedness prior and in preference to any other payment; or (2) unconditionally donated to Pledgee or any other person designated by Pledgee to the extent permitted under the applicable laws.

3.	Term of Pledge

3.1	The Pledge shall become effective from the Effective Date. The Pledge shall remain effective until all Contract Obligations have been fully performed and all Secured Indebtedness have been fully paid. Pledgor and the Company shall (1) register the Pledge in the shareholders’ register of the Company within 3 business days following the execution of this Agreement, and (2) if applicable, submit an application to the relevant registration authority (the “Registration Authority”) for the registration of the Pledge of the Equity Interest contemplated herein following the execution of this Agreement. The parties covenant that for the purpose of registration of the Pledge, if applicable, the parties hereto and all other shareholders of the Company shall submit to the Registration Authority this Agreement or an equity interest pledge contract in the form required by the Registration Authority at the location of the Company which shall truly reflect the information of the Pledge hereunder (the “Registration Authority Pledge Contract”). For matters not specified in the Registration Authority Pledge Contract, the parties shall be bound by the provisions of this Agreement. Pledgor and the Company shall submit all necessary documents and complete all necessary procedures, as required by the applicable laws and the relevant Registration Authority, if applicable, to ensure that the Pledge of the Equity Interest shall be registered with the Registration Authority as soon as possible after submission for filing.

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3.2	During the Term of Pledge, in the event Pledgor and/or the Company fails to perform the Contract Obligations or pay Secured Indebtedness, Pledgee shall have the right, but not the obligation, to exercise the Pledge in accordance with the provisions of this Agreement.

4.	Custody of Records for Equity Interest subject to Pledge

4.1	Pledgor shall deliver to Pledgee’s custody the capital contribution certificate for the Equity Interest and the shareholders’ register containing the Pledge within one week from the execution of this Agreement, and during the Term of Pledge and upon request from the Pledgee, shall provide updated capital contribution certificate for the Equity Interest and the shareholders’ register containing the Pledge. Pledgee shall have custody of such documents during the entire Term of Pledge set forth in this Agreement.

5.	Representations and Warranties of Pledgor and the Company

As of the execution date of this Agreement, Pledgor and the Company hereby jointly and severally represent and warrant to Pledgee that:

5.1	Pledgor is the sole legal and beneficial owner of the Equity Interest.

5.2	Pledgee shall have the right to dispose of and transfer the Equity Interest in accordance with the provisions set forth in this Agreement.

5.3	Except for the Pledge, Pledgor has not placed any security interest or other encumbrance on the Equity Interest.

5.4	Pledgor and the Company have obtained any and all approvals and consents from the applicable government authorities and third parties (if required) for execution, delivery and performance of this Agreement.

5.5	The execution, delivery and performance of this Agreement will not: (i) violate any applicable laws; (ii) conflict with the Company’s articles of association or other constitutional documents; (iii) result in any breach of or constitute any default under any contract or instrument to which it is a party or by which it is otherwise bound; (iv) result in any violation of any condition for the grant and/or maintenance of any permit or approval granted to any Party; or (v) cause any permit or approval granted to any Party to be suspended, cancelled or attached with additional conditions.

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6.	Covenants of Pledgor and the Company

6.1	During the term of this Agreement, Pledgor and the Company hereby jointly and severally covenant to the Pledgee:

6.1.1	Pledgor shall not transfer the Equity Interest, place or permit the existence of any security interest or other encumbrance on the Equity Interest or any portion thereof, without the prior written consent of Pledgee, except for the performance of the Transaction Documents;

6.1.2	Pledgor and the Company shall comply with the provisions of all laws and regulations applicable to the pledge of rights, and within five (5) days of receipt of any notice, order or recommendation issued or prepared by the relevant competent authorities regarding the Pledge, shall present the aforementioned notice, order or recommendation to Pledgee, and shall comply with the aforementioned notice, order or recommendation or submit objections and representations with respect to the aforementioned matters upon Pledgee’s reasonable request or upon consent of Pledgee;

6.1.3	Pledgor and the Company shall promptly notify Pledgee of any event or notice received by Pledgor that may have an impact on the Equity Interest or any portion thereof, as well as any event or notice received by Pledgor that may have an impact on any guarantees and other obligations of Pledgor arising out of this Agreement; and

6.1.4	If applicable, prior to the expiration or termination of this Agreement, the Company shall complete the registration procedures for an extension of its term of operation within three (3) months prior to the expiration of such term of operation to maintain the validity of this Agreement.

6.2	Pledgor agrees that the rights acquired by Pledgee in accordance with this Agreement with respect to the Pledge shall not be interrupted or harmed by Pledgor or any heirs or representatives of Pledgor or any other persons through any legal proceedings.

6.3	To protect or perfect the security interest granted by this Agreement for the Contract Obligations and Secured Indebtedness, Pledgor hereby undertakes to execute in good faith and to cause other parties who have an interest in the Pledge to execute all certificates, agreements, deeds and/or covenants required by Pledgee. Pledgor also undertakes to perform and to cause other parties who have an interest in the Pledge to perform actions required by Pledgee, to facilitate the exercise by Pledgee of its rights and authority granted thereto by this Agreement, and to enter into all relevant documents regarding ownership of the Equity Interest with Pledgee or designee(s) of Pledgee (natural persons/legal persons). Pledgor undertakes to provide Pledgee within a reasonable time with all notices, orders and decisions regarding the Pledge that are required by Pledgee.

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6.4	Pledgor hereby undertakes to comply with and perform all guarantees, promises, agreements, representations and conditions under this Agreement. In the event of failure or partial performance of its guarantees, promises, agreements, representations and conditions, Pledgor shall indemnify Pledgee for all losses resulting therefrom.

7.	Event of Default

7.1	The following circumstances shall be deemed an Event of Default:

7.1.1	any breach by the Pledgor of any obligations under the Transaction Documents and/or this Agreement; and

7.1.2	any breach by the Company of any obligations under the Transaction Documents and/or this Agreement.

7.2	Upon notice or discovery of the occurrence of any circumstances or events that may lead to the aforementioned circumstances described in Section 7.1, Pledgor and the Company shall immediately notify Pledgee in writing accordingly.

7.3	Unless an Event of Default set forth in Section 7.1 has been successfully resolved to Pledgee’s satisfaction within twenty (20) days after the Pledgee and /or the Company delivers a notice to the Pledgor requesting ratification of such Event of Default, Pledgee may issue a Notice of Default to Pledgor in writing at any time thereafter, demanding the immediate exercise the Pledge in accordance with the provisions of Section 8 of this Agreement.

8.	Exercise of Pledge

8.1	Pledgee shall issue a written Notice of Default to Pledgor when it exercises the Pledge.

8.2	Subject to the provisions of Section 7.3, Pledgee may exercise the right to enforce the Pledge at any time after the issuance of the Notice of Default in accordance with Section 8.1. Once Pledgee elects to enforce the Pledge, Pledgor shall cease to be entitled to any rights or interests associated with the Equity Interest.

8.3	After Pledgee issues a Notice of Default to Pledgor in accordance with Section 8.1, Pledgee may exercise any remedial measure under the applicable laws, the Transaction Documents and this Agreement, including but not limited to requiring the transfer of the Equity Interest to Pledgee or any party designated by Pledgee to the extent permitted by applicable laws or an auction or sale of the Equity Interest, and being paid in priority with the Equity Interest based on the monetary valuation that such Equity Interest is converted into or from the proceeds from auction or sale of the Equity Interest. The Pledgee shall not be liable for any loss incurred by its exercise of such rights and powers.

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8.4	The proceeds from exercise of the Pledge by Pledgee shall be used to pay for taxes and expenses incurred as result of disposing of the Equity Interest and to perform the Contract Obligations and pay the Secured Indebtedness to the Pledgee prior to and in preference to any other payment. After the payment of the aforementioned amounts, the remaining balance shall be returned to Pledgor or any other person who have rights to such balance under the applicable laws or deposited to the local notary public office where Pledgor resides, with all expenses incurred being borne by Pledgor. To the extent permitted under the applicable laws, Pledgor shall unconditionally donate the aforementioned proceeds to Pledgee or any other person designated by Pledgee.

8.5	Pledgee may exercise any remedial measure available simultaneously or in any order. Pledgee may exercise the right to being paid in priority with the Equity Interest based on the monetary valuation that such Equity Interest is converted into or from the proceeds from auction or sale of the Equity Interest under this Agreement, without exercising any other remedial measure first.

8.6	Pledgee is entitled to designate an attorney or other representatives to exercise the Pledge on its behalf, and Pledgor or the Company shall not raise any objection to such exercise.

8.7	When Pledgee disposes of the Pledge in accordance with this Agreement, Pledgor and the Company shall provide the necessary assistance to enable Pledgee to enforce the Pledge in accordance with this Agreement.

9.	Breach of Agreement

9.1	If Pledgor or the Company conducts any material breach of any term of this Agreement, Pledgee shall have the right to terminate this Agreement and/or require Pledgor or the Company to indemnify all damages; this Section 9 shall not prejudice any other rights of Pledgee herein.

9.2	Pledgor or the Company shall not have any right to terminate this Agreement in any event unless otherwise required by the applicable laws.

10.	Assignment

10.1	Without Pledgee’s prior written consent, Pledgor and the Company shall not have the right to assign or delegate their rights and obligations under this Agreement.

10.2	This Agreement shall be binding on Pledgor and his/her successors and permitted assigns, and shall be valid with respect to Pledgee and each of his/her successors and assigns.

10.3	At any time, Pledgee may assign any and all of its rights and obligations under the Transaction Documents and this Agreement to its designee(s), in which case the assignee shall have the rights and obligations of Pledgee under the Transaction Documents and this Agreement, as if it were the original party to the Transaction Documents and this Agreement.

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10.4	In the event of change of Pledgee due to assignment, Pledgor and/or the Company shall, at the request of Pledgee, execute a new pledge agreement with the new pledgee on the same terms and conditions as this Agreement, and register the same with the relevant Registration Authority, if applicable.

10.5	Pledgor and the Company shall strictly abide by the provisions of this Agreement and other contracts jointly or separately executed by all or any of the Parties in connection with this Agreement, including the Transaction Documents, perform the obligations hereunder and thereunder, and refrain from any action/omission that may affect the effectiveness and enforceability thereof. Any remaining rights of Pledgor with respect to the Equity Interest pledged hereunder shall not be exercised by Pledgor except in accordance with the written instructions of Pledgee.

11.	Termination

11.1	Upon the fulfillment of all the Contract Obligations and the full payment of all the Secured Indebtedness by Pledgor and the Company, Pledgee shall release the Pledge under this Agreement upon Pledgor’s request as soon as reasonably practicable and shall assist Pledgor to de-register the Pledge from the shareholders’ register of the Company and with the relevant Registration Authority.

11.2	The provisions under Sections 9, 13, 14 and this Section 11.2 herein of this Agreement shall survive the expiration or termination of this Agreement.

12.	Handling Fees and Other Expenses

All fees and out of pocket expenses relating to this Agreement, including but not limited to legal costs, costs of production, stamp tax and any other taxes and fees, shall be borne by the Company.

13.	Confidentiality

The Parties acknowledge that the existence and the terms of this Agreement and any oral or written information exchanged between the Parties in connection with the preparation and performance of this Agreement are regarded as confidential information. Each Party shall maintain confidentiality of all such confidential information, and without obtaining the written consent of the other Party, it shall not disclose any relevant confidential information to any third party, except for information that: (a) is or will be in the public domain (other than through the receiving Party’s unauthorized disclosure); (b) is required to be disclosed pursuant to the applicable laws or regulations, rules of any stock exchange, or orders of the court or other government authorities; or (c) is required to be disclosed by any Party to its shareholders, directors, employees, legal counsels or financial advisors regarding the transactions contemplated hereunder, provided that such shareholders, directors, employees, legal counsels or financial advisors shall be bound by the confidentiality obligations similar to those set forth in this Section. Disclosure of any confidential information by the shareholders, director, employees of or agencies engaged by any Party shall be deemed disclosure of such confidential information by such Party and such Party shall be held liable for breach of this Agreement.

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14.	Governing Law and Resolution of Disputes

14.1	The execution, effectiveness, construction, performance, amendment and termination of this Agreement shall be governed by the laws of .

14.2	In the event of any dispute with respect to the construction and performance of this Agreement, including any questions regarding its existence, validity or termination, the Parties shall first resolve the dispute through friendly negotiations. In the event the Parties fail to reach an agreement on the dispute within 30 days after a Party’s request to the other Party for resolution of the dispute through negotiations, a Party may submit the relevant dispute to the Singapore International Arbitration Centre in the Republic of Singapore in accordance with the Arbitration Rules of the Singapore International Arbitration Centre for the time being in force, which rules are deemed to be incorporated by reference in this clause. The arbitration award shall be final and binding on both Parties.

14.3	Upon the occurrence of any disputes arising from the construction and performance of this Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the Parties shall continue to exercise their respective rights under this Agreement and perform their respective obligations under this Agreement.

15.	Notices

15.1	All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, postage prepaid, by a commercial courier service or by facsimile transmission to the address of such party set forth below. Each notice shall also be sent by e-mail. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

15.1.1	Notices given by personal delivery, by courier service or by registered mail, postage prepaid, shall be deemed effectively given on the date of delivery or refusal at the address specified for notices.

15.1.2	Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

15.2	For the purpose of notices, the addresses of the Parties are as follows:

Party A:

Address:

Attn:

Facsimile:

E-mail:

Party B:

Address:

Attn:

Facsimile:

E-mail:

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Party C:

Address:

Attn:

Facsimile:

E-mail:

15.3	Any Party may at any time change its address for notices by a notice delivered to the other Parties in accordance with the terms hereof.

16.	Severability

In the event that one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any applicable laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any respect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

17.	Attachments

The attachments set forth herein shall be an integral part of this Agreement.

18.	Effectiveness

18.1	This Agreement shall be effective from (the “Effective Date”), and shall expire on the date of full performance by the Parties of their respective obligations under this Agreement.

18.2	This Agreement is irrevocable to Pledgor and the Company and can only be unilaterally revoked or terminated by Pledgee. Any amendments and supplements to this Agreement shall be in writing and executed by Pledgee. Any amendment or supplement to this Agreement shall be an integral part of this Agreement and shall have the same legal validity as this Agreement.

18.3	This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes any agreements, understandings or representations by or between the Parties before the date of this Agreement that are effective and substantively similar to this Agreement.

19.	Language and Counterparts

This Agreement is in English in three copies. Pledgor, Pledgee and the Company shall hold one copy respectively and the other copy shall be used for registration.

The remainder of this page is intentionally left blank.

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IN WITNESS WHEREOF, the Parties have executed or have caused their respective duly authorized representatives to execute this Agreement as of the date first above written, and agree to comply with it.

[Name of Pledgee]

By:
Name:
Title:

[Signature page to the Equity Interest Pledge Agreement]

[Name of Pledgor]

By:

[Signature page to the Equity Interest Pledge Agreement]

[Name of the Company]

By:
Name:
Title:

[Signature page to the Equity Interest Pledge Agreement]

Attachments:

1.	Shareholders’ Register of the Company;

2.	The Capital Contribution Certificate for the Company;

3.	Exclusive Business Cooperation Agreement.

4.	Exclusive Option Agreement

5.	Loan Agreement

6.	Power of Attorney

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